Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and among Life Storage, Inc., a Maryland corporation (the “Corporation”), Life Storage LP, a Delaware limited partnership (the “Partnership”, and collectively with the Corporation, the “Company”), and David Dodman (the “Executive”) on the 11th day of July, 2023 (“Agreement Date”), and effective as of the later to occur of (i) the Agreement Date and (ii) the date upon which Extra Space Storage Inc. (“Extra Space”) consents to matters contemplated by this Amendment to the extent required pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 2, 2023 and as further amended as of May 18, 2023, by and among the Corporation, the Partnership, Extra Space, Extra Space Storage LP, Eros Merger Sub, LLC and Eros OP Merger Sub, LLC (such earlier date, the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated January 1, 2022, which Employment Agreement was amended and restated as of March 17, 2023 (such agreement as so amended and restated, being the “Employment Agreement”); and

WHEREAS, the Company’s Chief Financial Officer and Secretary, Alexander Gress, unexpectedly passed away on July 9, 2023; and

WHEREAS, the Executive served as the Company’s Senior Vice President of Strategic Planning and Investor Relations from joining the Company in 2018 until December 31, 2021, has served as the Chief Operating Officer from January 1, 2022 to present, has extensive experience in leading complex financial analyses of mergers and acquisitions, has a comprehensive knowledge of risk and regulatory compliance and audit issues and has a strong track record of implementing new capabilities to improve financial business performance; and

WHEREAS, in order to facilitate an orderly and effective transition with respect to the Chief Financial Officer and Secretary position of the Company, and as the Company works toward the closing of its pending merger with Extra Space, the Executive and the Company have mutually agreed that, in addition to his responsibilities as Chief Operating Officer, the Executive will assume the position and responsibilities of Chief Financial Officer and Secretary of the Company, effective as of the Effective Date; and

WHEREAS, in connection with his assumption of the position as Chief Financial Officer and Secretary of the Company, the Company and the Executive desire to enter into this Amendment to amend the Employment Agreement and to evidence certain additional understandings, all as set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.    Subparagraphs “a” and “b” of paragraph 1 of the Employment Agreement, entitled “Employment,” are deleted in their entirety and replaced with the following:

(a) The Company hereby employs the Executive as Chief Operating Officer, Chief Financial Officer and Secretary of the Company, and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

(b) During the term of this Employment Agreement, the Executive shall be and have the title of Chief Operating Officer of the Company and effective as of the Effective Date, the Executive shall also be and have the title of Chief Financial Officer and Secretary of the Company. Executive shall devote his entire business time and all reasonable efforts to his employment in that capacity with such other duties as may be reasonably requested from time to time by the Board of Directors of the Company, which duties shall be consistent with such positions. For service as an officer and employee of the Company, the Company agrees that the Executive shall be entitled to the full protection of the applicable indemnification provisions of the Articles of Incorporation and By-laws of the Corporation (including the provisions for advances), as the same may be amended from time to time.

2.    Effect of this Amendment. Except as specifically set forth in this Amendment, the remaining terms of the Employment Agreement, including but not limited to Compensation, remain unchanged and in full force and effect. The Executive and the Company agree that (i) the modifications to the terms of the Executive’s employment set forth herein have been mutually agreed to by the parties; (ii) the Executive shall not have the right to terminate the Employment Agreement for “Good Reason” as a result of such modifications; and (iii) if the Merger Agreement is terminated without consummation of the transactions contemplated thereby, the Executive and the Company shall discuss further changes to the Employment Agreement in good faith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

EXECUTIVE	LIFE STORAGE, INC.

	By:	/s/ Joseph V. Saffire
/s/ David Dodman	Joseph V. Saffire, Chief Executive Officer
David Dodman

LIFE STORAGE LP

	By	LIFE STORAGE HOLDINGS, INC.
General Partner

	By:	/s/ Joseph V. Saffire
Joseph V. Saffire, Chief Executive Officer